Exhibit 99.1

HubSpot Reports Q3 2026 Results

Q3'26 revenue grew 17% on an as-reported basis and in constant currency compared to Q3'25

CAMBRIDGE, MA (November 4, 2026) — HubSpot, Inc. (NYSE: HUBS), the agentic customer platform for scaling businesses, announced today its financial results for the third quarter ended September 30, 2026.

Financial Highlights*

Revenue

●
Total revenue was $947.6 million, up 17% on an as-reported basis and in constant currency.
o
Subscription revenue was $930.2 million, up 18% on an as-reported basis.
o
Professional services and other revenue was $17.3 million, down 3% on an as-reported basis.

Operating Income (Loss)

●
GAAP operating income was $71.9 million, compared to $11.2 million.
●
Non-GAAP operating income was $214.2 million, up 33%.
●
GAAP operating margin was 7.6%, compared to 1.4%.
●
Non-GAAP operating margin was 22.6%, compared to 19.9%.

Net Income (Loss)

●
GAAP net income was $83.0 million, or $1.68 per basic and $1.67 per diluted share, compared to $16.5 million, or $0.31 per basic and diluted share.
●
Non-GAAP net income was $188.9 million, or $3.82 per basic and $3.81 per diluted share, compared to $140.3 million, or $2.67 per basic and $2.66 per diluted share, up 35%, 43% and 43%, respectively.
●
Weighted average basic and diluted shares outstanding used for GAAP and non-GAAP net income per share were 49.5 million, compared to 52.5 million and 52.7 million, respectively.

Balance Sheet and Cash Flow

●
HubSpot’s cash and cash equivalents, short-term, and long-term investments balance was $1.3 billion as of September 30, 2026.
●
During the third quarter, HubSpot repurchased $237.2 million of its common stock.
●
During the third quarter, HubSpot generated $238.0 million in operating cash flow, compared with $187.4 million.
●
During the third quarter, HubSpot generated $242.7 million of cash from non-GAAP operating cash flow and $188.0 million of non-GAAP free cash flow, compared to $191.8 million of cash from non-GAAP operating cash flow and $146.9 million of non-GAAP free cash flow.

Additional Recent Business Highlights

●
Grew Customers to 311,704 as of September 30, 2026, up 12%.
●
Average Subscription Revenue Per Customer was $12,038 during the third quarter of 2026, up 4% on an as-reported basis.
●
Calculated billings were $924.9 million in the third quarter of 2026, up 15% on an as-reported basis and in constant currency.

“We are still in the early stages of a massive shift with AI, and we’re transforming HubSpot to lead in the Outcomes Era," said Yamini Rangan, Chief Executive Officer at HubSpot. “AI is fundamentally changing software, from tools that help

Page | 1

people do work to agents that do the work and deliver outcomes. We're transforming our product, pricing, go-to-market, and how we operate to capture this opportunity, and we made meaningful progress across these areas this quarter.”

*All comparisons are to the comparable prior-year period, unless otherwise noted.

Business Outlook
Based on information available as of November 4, 2026, HubSpot is issuing guidance for the fourth quarter and full year of 2026 as indicated below.

Fourth Quarter 2026:

•
Total revenue is expected to be in the range of $945.0 million to $947.0 million, up 12% year over year on an as-reported basis and in constant currency.
•
Non-GAAP operating income is expected to be in the range of $216.0 million to $217.0 million, representing a 23% operating income margin.
•
Non-GAAP net income per common share is expected to be in the range of $3.85 to $3.87. This assumes approximately 48.9 million weighted average diluted shares outstanding.

Full Year 2026:

•
Total revenue is expected to be in the range of $3.685 billion to $3.687 billion, up 18% year over year on an as-reported basis and 16% in constant currency.
•
Non-GAAP operating income is expected to be in the range of $772.0 million to $773.0 million, representing a 21% operating income margin.
•
Non-GAAP net income per common share is expected to be in the range of $13.59 to $13.61. This assumes approximately 50.4 million weighted average diluted shares outstanding.

For Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, November 4, 2026 at 4:30 p.m. Eastern Time (ET) to discuss its third quarter 2026 financial results and its business outlook. To register for this conference call, please use this registration link or visit HubSpot's Investor Relations website at ir.hubspot.com.

An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

HubSpot has used, and intends to continue to use, the investor relations portion of its website and/or its social media channels, such as its LinkedIn account (www.linkedin.com/company/hubspot), as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is the agentic customer platform that helps businesses connect and grow better. HubSpot delivers seamless connection for customer-facing teams with a unified platform that includes AI-powered engagement hubs, a Smart CRM,

Page | 2

and a connected ecosystem with over 2,000 App Marketplace integrations, a community network, and educational content. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance, including our ability to manage expenses, the timing and level of our investments, and our ability to achieve and sustain profitability, expected growth, foreign currency movement, and business outlook, including our financial guidance for the fourth fiscal quarter of and full year 2026 and our long-term financial framework; statements regarding our share repurchase programs; statements regarding our positioning for future growth and market leadership; statements regarding the strength of our agentic customer platform; statements regarding the growth or maintenance of our upmarket business; statements regarding the economic environment; statements regarding expected market trends, future priorities and related investments, and market opportunities, including the adoption, performance and impact of changes to our pricing, packaging and go-to-market strategies; and statements regarding the expected impact of current demand and pricing headwinds, including changes in customer buying behavior for AI solutions. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a customer platform; our ability to develop new products and technologies and differentiate our platform from competing products and technologies, including artificial intelligence and machine learning technologies; our ability to manage our growth effectively over the long-term to maintain our high level of service; our recent reduction in force, including the risks that the related charges may be greater than anticipated, that the restructuring efforts may not generate their intended benefits, or may cause operational disruptions; changes in our investment priorities, the timing of hiring and other expenses, and our ability to manage costs and achieve efficiencies; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, and macroeconomic instability on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance, including variability in the intra-quarter linearity of our business; regulatory and legislative developments on the use of artificial intelligence and machine learning; and other risks set forth under the caption “Risk Factors” in our U.S Securities and Exchange Commission filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Page | 3

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,121,342	$882,242
Short-term investments	175,414	821,552
Accounts receivable	365,538	419,146
Deferred commission expense	257,771	226,184
Prepaid expenses and other current assets	158,889	100,611
Total current assets	2,078,954	2,449,735
Long-term investments	13,747	136,662
Property and equipment, net	160,115	141,869
Capitalized software development costs, net	244,390	213,794
Right-of-use assets	178,819	200,821
Deferred commission expense, net of current portion	233,744	218,991
Other assets	195,463	165,602
Intangible assets, net	47,288	35,225
Goodwill	327,944	291,452
Total assets	$3,480,464	$3,854,151
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$40,934	$24,764
Accrued compensation costs	124,559	99,195
Accrued commissions	124,637	132,003
Accrued expenses and other current liabilities	192,763	166,861
Operating lease liabilities	36,537	39,703
Deferred revenue	1,034,580	1,004,945
Total current liabilities	1,554,010	1,467,471
Operating lease liabilities, net of current portion	187,499	222,602
Deferred revenue, net of current portion	5,480	8,495
Other long-term liabilities	105,888	89,339
Total liabilities	1,852,877	1,787,907
Stockholders’ equity:
Common stock	49	53
Treasury stock	7	2
Additional paid-in capital	2,223,432	2,814,843
Accumulated other comprehensive income	(866)	5,244
Accumulated deficit	(595,035)	(753,898)
Total stockholders’ equity	1,627,587	2,066,244
Total liabilities and stockholders’ equity	$3,480,464	$3,854,151

Page | 4

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Subscription	$930,242	$791,678	$2,686,531	$2,234,937
Professional services and other	17,323	17,840	53,770	49,583
Total revenue	947,565	809,518	2,740,301	2,284,520
Cost of revenues:
Subscription	149,979	117,025	424,661	323,925
Professional services and other	14,701	16,493	46,592	46,861
Total cost of revenues	164,680	133,518	471,253	370,786
Gross profit	782,885	676,000	2,269,048	1,913,734
Operating expenses:
Research and development	223,281	227,714	683,296	685,151
Sales and marketing	401,607	355,268	1,185,746	1,021,844
General and administrative	85,109	80,747	253,686	244,380
Restructuring	996	1,037	3,165	3,222
Total operating expenses	710,993	664,766	2,125,893	1,954,597
Income (loss) from operations	71,892	11,234	143,155	(40,863)
Other income (expense)
Interest income	7,913	14,252	30,209	53,106
Interest expense	(423)	(4)	(1,064)	(876)
Other income (expense), net	10,825	(2,346)	6,768	(3,560)
Total other income	18,315	11,902	35,913	48,670
Income before income tax expense	90,207	23,136	179,068	7,807
Income tax expense	(7,236)	(6,600)	(20,205)	(16,322)
Net income (loss)	82,971	16,536	158,863	(8,515)
Net income (loss) per share, basic	$1.68	$0.31	$3.13	$(0.16)
Net income (loss) per share, diluted	$1.67	$0.31	$3.12	$(0.16)
Weighted average common shares used in computing basic net income (loss) per share:	49,472	52,507	50,833	52,454
Weighted average common shares used in computing diluted net income (loss) per share	49,535	52,671	50,885	52,454

Page | 5

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating Activities:
Net income (loss)	$82,971	$16,536	$158,863	$(8,515)
Adjustments to reconcile net (loss) income to net cash and cash equivalents provided by operating activities
Depreciation and amortization	46,178	35,702	130,813	97,726
Stock-based compensation	127,121	138,086	371,347	395,754
Gain on strategic investments	(10,604)	(117)	(11,173)	(1,986)
Impairment of strategic investments	393	2,075	3,408	3,675
(Benefit from) provision for deferred income taxes	1,801	(56)	(51)	(270)
Amortization of debt discount and issuance costs	171	—	414	577
Accretion of bond discount	(399)	(8,979)	(10,720)	(33,422)
Unrealized currency translation	(406)	942	2,184	(1,835)
Changes in assets and liabilities
Accounts receivable	13,056	5,780	46,990	35,810
Prepaid expenses and other assets	(3,708)	12,871	(61,557)	(37,209)
Deferred commission expense	(11,208)	(23,563)	(49,283)	(73,153)
Right-of-use assets	6,575	6,493	20,499	19,321
Accounts payable	14,487	11,010	18,031	20,131
Accrued expenses and other liabilities	7,639	1,741	40,303	61,617
Operating lease liabilities	(12,754)	(8,645)	(36,631)	(26,301)
Deferred revenue	(23,286)	(2,521)	36,170	61,367
Net cash and cash equivalents provided by operating activities	238,027	187,355	659,607	513,287
Investing Activities:
Purchases of investments	—	(354,795)	(358,691)	(1,184,999)
Maturities of investments	235,757	580,428	1,136,541	1,885,937
Purchases of property and equipment	(16,021)	(10,345)	(51,095)	(39,715)
Purchases of strategic investments	(3,650)	(8,922)	(17,582)	(27,747)
Purchases of intangible assets	(21,234)	(23)	(21,761)	(279)
Capitalization of software development costs	(38,702)	(34,498)	(112,994)	(100,355)
Business acquisitions, net of cash acquired	(8,736)	(1,638)	(36,185)	(71,471)
Net cash and cash equivalents provided by investing activities	147,414	170,207	538,233	461,371
Financing Activities:
Employee taxes paid related to the net share settlement of stock-based awards	(2,069)	(4,364)	(7,482)	(18,176)
Payment of debt issuance costs	—	—	(2,620)	—
Repayment of 2025 Convertible Notes	—	—	—	(459,811)
Proceeds related to the issuance of common stock under stock plans	10,561	24,053	33,799	62,717
Repurchases of common stock	(230,810)	(360,269)	(973,690)	(485,273)
Net cash and cash equivalents used in financing activities	(222,318)	(340,580)	(949,993)	(900,543)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(95)	(3,826)	(8,747)	26,220
Net increase in cash, cash equivalents and restricted cash	163,028	13,156	239,100	100,335
Cash, cash equivalents and restricted cash, beginning of period	961,017	603,899	884,945	516,720
Cash, cash equivalents and restricted cash, end of period	$1,124,045	$617,055	$1,124,045	$617,055

Page | 6

Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP operating income (loss)	$71,892	$11,234	$143,155	$(40,863)
Stock-based compensation	127,121	138,086	371,347	395,754
Amortization of acquired intangible assets	4,179	3,107	10,457	9,027
Acquisition related expense	9,966	8,000	28,133	23,752
Restructuring charges	996	1,037	3,165	3,222
Non-GAAP operating income	$214,154	$161,464	$556,257	$390,892

GAAP operating margin	7.6%	1.4%	5.2%	(1.8%)
Non-GAAP operating margin	22.6%	19.9%	20.3%	17.1%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income (loss)	$82,971	$16,536	$158,863	$(8,515)
Stock-based compensation	127,121	138,086	371,347	395,754
Acquisition related expense	9,966	8,000	28,133	23,752
Amortization of acquired intangibles assets	4,179	3,107	10,457	9,027
Restructuring charges	996	1,037	3,165	3,222
Non-cash interest expense for amortization of debt issuance costs	—	—	—	577
(Gain on) impairment of strategic investments, net	(10,211)	1,958	(7,765)	1,689
Income tax effects of non-GAAP items	(26,103)	(28,465)	(67,456)	(72,044)
Non-GAAP net income	$188,919	$140,259	$496,744	$353,462

Non-GAAP net income per share:
Basic	$3.82	$2.67	$9.77	$6.74
Diluted	$3.81	$2.66	$9.76	$6.62
Shares used in non-GAAP per share calculations
Basic	49,472	52,507	50,833	52,454
Diluted	49,535	52,671	50,885	53,410

Page | 7

Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended September 30,
	2026					2025
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A

GAAP expense	$149,979	$14,701	$223,281	$401,607	$85,109	$117,025	$16,493	$227,714	$355,268	$80,747
Stock -based compensation	(11,155)	(694)	(59,142)	(34,726)	(21,404)	(9,265)	(1,133)	(68,158)	(36,539)	(22,991)
Amortization of acquired intangible assets	(3,313)	(200)	(165)	(501)	—	(2,304)	(200)	(28)	(470)	(105)
Acquisition related expense	—	—	(6,026)	(3,638)	(302)	—	—	(8,044)	(128)	172
Non-GAAP expense	$135,511	$13,807	$157,948	$362,742	$63,403	$105,456	$15,160	$151,484	$318,131	$57,823

GAAP expense as a percentage of revenue	15.8%	1.6%	23.6%	42.4%	9.0%	14.5%	2.0%	28.1%	43.9%	10.0%
Non-GAAP expense as a percentage of revenue	14.3%	1.5%	16.7%	38.3%	6.7%	13.0%	1.9%	18.7%	39.3%	7.1%

	Nine Months Ended September 30,
	2026					2025
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A

GAAP expense	$424,661	$46,592	$683,296	$1,185,746	$253,686	$323,925	$46,861	$685,151	$1,021,844	$244,380
Stock -based compensation	(33,333)	(2,029)	(173,633)	(100,384)	(61,968)	(25,152)	(3,113)	(195,762)	(104,731)	(66,996)
Amortization of acquired intangible assets	(8,073)	(600)	(221)	(1,458)	(105)	(6,740)	(600)	(38)	(1,334)	(315)
Acquisition related expense	—	—	(16,303)	(8,447)	(3,383)	—	—	(22,524)	(374)	(854)
Non-GAAP expense	$383,255	$43,963	$493,139	$1,075,457	$188,230	$292,033	$43,148	$466,827	$915,405	$176,215

GAAP expense as a percentage of revenue	15.5%	1.7%	24.9%	43.3%	9.3%	14.2%	2.1%	30.0%	44.7%	10.7%
Non-GAAP expense as a percentage of revenue	14.0%	1.6%	18.0%	39.2%	6.9%	12.8%	1.9%	20.4%	40.1%	7.7%

Page | 8

Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP subscription margin	$780,263	$674,653	$2,261,870	$1,911,012
Stock-based compensation	11,155	9,265	33,333	25,152
Amortization of acquired intangible assets	3,313	2,304	8,073	6,740
Non-GAAP subscription margin	$794,731	$686,222	$2,303,276	$1,942,904

GAAP subscription margin percentage	83.9%	85.2%	84.2%	85.5%
Non-GAAP subscription margin percentage	85.4%	86.7%	85.7%	86.9%

Reconciliation of free cash flow

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net cash and cash equivalents provided by operating activities	$238,027	$187,355	$659,607	$513,287
Purchases of property and equipment	(16,021)	(10,345)	(51,095)	(39,715)
Capitalization of software development costs	(38,702)	(34,498)	(112,994)	(100,355)
Payment of restructuring charges	4,646	4,425	14,039	12,278
Non-GAAP free cash flow	$187,950	$146,937	$509,557	$385,495
Supplemental disclosures:
Holdback payments to key employees related to acquisitions(1)	$1,593	$48	$7,304	$770

(1) Includes payments related to employee holdbacks pertaining to our acquisitions. The related expenses are recognized within operating expenses over the required service periods.

Reconciliation of operating cash flow

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net cash and cash equivalents provided by operating activities	$238,027	$187,355	$659,607	$513,287
Payment of restructuring charges	4,646	4,425	14,039	12,278
Non-GAAP operating cash flow	$242,673	$191,780	$673,646	$525,565
Supplemental disclosures:
Holdback payments to key employees related to acquisitions(1)	$1,593	$48	$7,304	$770

(1) Includes payments related to employee holdbacks pertaining to our acquisitions. The related expenses are recognized within operating expenses over the required service periods.

Page | 9

Reconciliation of forecasted non-GAAP operating income

(in thousands, except percentages)

	Three Months Ended December 31, 2026	Year Ended December 31, 2026
GAAP operating income (loss) range	$8,716-($284)	$152,371-$143,371
Stock-based compensation	131,990	502,629
Amortization of acquired intangible assets	5,071	15,477
Acquisition related expense	9,410	37,544
Restructuring charges	60,813-70,813	63,979-73,979
Non-GAAP operating income range	$216,000-$217,000	$772,000-$773,000
Non-GAAP operating margin range	22.9%	20.9% - 21.0%

Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share

(in thousands)

	Three Months Ended December 31, 2026	Year Ended December 31, 2026
GAAP net income range	$12,109-$4,609	$164,916-$157,416
Stock-based compensation	131,990	502,629
Amortization of acquired intangible assets	5,071	15,477
Acquisition related expense	9,410	37,544
Restructuring charges	60,813-70,813	63,979-73,979
Impairment of strategic investments, net	—	(7,765)
Income tax effects of non-GAAP items	(31,093)-(32,593)	(91,780)-(93,280)
Non-GAAP net income range	$188,300-$189,300	$685,000-$686,000

GAAP net income per basic share	$0.25-$0.09	$3.28-$3.13
GAAP net income per diluted share	$0.25-$0.09	$3.27-$3.12
Non-GAAP net income per diluted share	$3.85-$3.87	$13.59-$13.61

Weighted average common shares used in computing GAAP basic net income per share:	48,818	50,325
Weighted average common shares used in computing GAAP and non-GAAP diluted net income per share:	48,897	50,394

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, interest expense for amortization of one-time upfront debt issuance costs, restructuring charges, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, changes in value of strategic investments, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income,

Page | 10

operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Calculated billings is defined as total revenue recognized in a period plus the sequential change in total deferred revenue in the corresponding period. Non-GAAP operating cash flow is defined as cash and cash equivalents provided by or used in operating activities plus payment of restructuring charges. Non-GAAP free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus payment of restructuring charges. Although non-GAAP operating cash flow and non-GAAP free cash flow are not residual cash flow available for our discretionary expenditures, we believe information regarding non-GAAP operating cash flow and non-GAAP free cash flow provide useful information to investors in understanding and evaluating the strength of our liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by restructuring charges paid from operating cash flow.

Constant currency amounts are presented to provide a framework for assessing our operating performance excluding the effect of foreign exchange rate fluctuations. To exclude the effect of foreign currency rate fluctuations, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates for the comparative period rather than the actual average exchange rates in effect during the respective periods.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, disposition related income, interest expense for the amortization of one-time upfront debt issuance costs, gain or impairment losses on strategic investments, restructuring charges, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of

Page | 11

the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs, retention payments, and holdback payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income. Payments for acquisition related expenses are included in our non-GAAP operating cash flow and free cash flow.

D.
In June 2020, we issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this interest expense for one-time upfront issuance costs provides for a useful comparison of our operating results to prior periods and to our peer companies. The Notes matured in June 2025, and no additional expense has been recognized thereafter.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains, impairment losses, or the proportionate share of net earnings can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
Restructuring charges are related to severance, employee related benefits, facilities and other costs associated with the restructuring plans implemented in January 2023 (the “2023 Restructuring Plan”) and October 2026 (the “2026 Restructuring Plan”). Restructuring charges fluctuate in amount and frequency and are not reflective of our core business operating results. The 2023 Restructuring Plan included the abandonment of facilities to consolidate our lease space and create higher density across our workspaces. We took the full restructuring charges during the year ended 2023. Through 2027, we expect to incur incremental restructuring charges of approximately $4-5 million for continuing costs for the abandoned facilities. We also expect to make cash payments of approximately $16 million in fixed rent payments for the abandoned facilities that will be made in monthly installments through 2027. In connection with the 2026 Restructuring Plan, we expect to incur charges of $65-75 million, the majority of which will be incurred in the fourth quarter of 2026. We plan on excluding the restructuring charges and cash payments from the 2023 Restructuring Plan and 2026 Restructuring Plan and the related 2023 Restructuring Plan restructuring cash rent payments from our non-GAAP earnings, operating cash flow, and free cash flow metrics. We believe exclusion of these charges and cash payments provides useful information to investors in understanding and evaluating the strength of earnings and liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by excluded restructuring charges paid from operating cash flow.

G.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 15% to provide better consistency across reporting periods. In 2026, we updated our fixed long-term projected tax rate from 20% to 15% to reflect regulatory changes from the One Big Beautiful Bill that was signed into law on July 4, 2025. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various

Page | 12

jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix. For a comparison of our prior-year non-GAAP results, as if we had adopted the 15% long-term projected tax rate in 2025, refer to our Form 8-K filed with the SEC on February 11, 2026.

Investor Relations Contact:
investors@hubspot.com

Media Contact:
media@hubspot.com

Page | 13